ITEM 5. OTHER EVENTS


     On October 15, 1999 TransWestern Publishing Company LLC (the Company), a wholly owned subsidiary of TransWestern Holdings L.P., purchased certain tangible and intangible assets of United Multimedia (American Media) for a total of $16.0 million. The purchase price consists of $14.4 million in cash and a note payable of $1.6 million due in 18 months subject to adjustment based on actual account receivable collections. The Comapany will pay a $0.5 million production fee on January 1, 2000 for completion of certain in-process directories. The cash portion of the purchase price was funded with borrowings under the Company's revolving credit facility. United Multimedia published six directories in Riverside County and northern San Diego County, California.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on November 5, 1999 on its behalf by the undersigned thereunto duly authorized.

                                       TRANSWESTERN HOLDINGS, L.P.
                                                (Registrant)

                                       By: TransWestern Communications Company,
                                           Inc.
                                                  (General Partner)

Date: November 5, 1999                    By:
                                          -------------------------------------
                                          Name: Joan M. Fiorito
                                          Title: Vice President, Chief
                                                 Financial Officer
                                             (Principal Financial and
                                                 Accounting Officer)

EXHIBIT INDEX

EXHIBIT
NUMBER                        DESCRIPTION OF EXHIBIT
------                        ----------------------
2.1                           Asset Purchase Agreement between TransWestern
                              Publishing Company, LLC, United Multi Media and
                              all of its Shareholders dated as of September
                              29, 1999